National Bankshares

Please join us for our

2022 Annual Meeting of Stockholders

Tuesday, May 10 at 3 p.m.
The Inn at Virginia Tech and Skelton Conference Center
901 Prices Fork Road, Blacksburg, Virginia 24061

Due to the coronavirus pandemic, we have hosted virtual stockholder meetings the past two years. We greatly missed our loyal stockholders and would love to see you in person once again!

Heavy hors d'oeuvres will be served after the program.
No RSVP needed. Questions? Please call (540) 951-6276